                                                                    EXHIBIT 10.5

                        CORAM 2004 KEY EMPLOYEE RETENTION
                           INCENTIVE PROGRAM AGREEMENT

            This Key Employee Retention Program Agreement ("Agreement") is made and effective as of the Effective Date, as defined below, by and between Coram, Inc. (the "Company") and Ron Mills (the "Participant").

            WHEREAS, the Company and its parent, Coram Healthcare Corporation ("CHC"), filed for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which cases are jointly administered under In re Coram Healthcare Corporation, Case No. 00-3299 (MFW)(Jointly Administered) and are intending to complete their financial restructuring and reorganization through a plan or plans of reorganization (the "Plan(s) of Reorganization"); and

            WHEREAS, Arlin M. Adams was appointed Chapter 11 Trustee for the Company and CHC (the "Trustee") which appointment was approved by the Bankruptcy Court on March 7, 2002; and

            WHEREAS, the Company and the Trustee desire to enter into this Agreement to retain the Participant through the successful completion of the Plan(s) of Reorganization and Participant is willing to remain in such employment by the Company in consideration of the payments to be made by the Company, upon the terms and conditions herein provided;

            NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

SECTION 1. SERVICES OF PARTICIPANT.

            Throughout his or her employment by the Company, CHC or any of their respective affiliates, the Participant shall devote his or her full time and attention to performing the duties and responsibilities of his or her current position in accordance with his or her job description and as assigned by his or her supervisor, the Trustee or the Trustee's designated executive officer. Such duties shall include providing his or her assistance in connection with the completion of the contemplated Plan(s) of Reorganization as may be requested by the Company from time to time.

SECTION 2. EFFECTIVE DATE.

            The "Effective Date" shall be the date that an Order of the Bankruptcy Court approving the Company's 2004 Key Employee Retention Program ("KERP") and payments provided for therein becomes final.

SECTION 3. KERP COMPENSATION.

            (a) The Participant shall be entitled to receive compensation in the amount of $110,000 pursuant to the terms and conditions of the KERP and this Agreement, subject to the approval by the Bankruptcy Court (the "Compensation") and, if so approved, fifty percent (50%) of the Compensation shall be paid by the Company on the Effective Date or as soon as practicable thereafter. The Company shall pay the remainder of the Compensation on the earlier date (the "Second Payment Date") of (i) sixty (60) days after the effective date of the Plan(s) of Reorganization and (ii) December 30, 2004; provided, however, that if the Participant ceases to be employed by the Company, CHC or any of their respective affiliates, before the Second Payment Date due to his or her voluntary termination or his or her being terminated "for cause", then the Participant shall be obligated to return to the Company, immediately upon the date of his or her termination, the full amount of the Compensation (less applicable federal, state and local taxes withheld) which had been paid to Participant to date. If the Participant ceases to be employed by the Company, CHC or any of their respective affiliates, before the Second Payment Date for any reason other than as set forth in the foregoing sentence, the Participant shall remain entitled to receive the Compensation payable hereunder.

            (b) For the purpose of this Agreement, "for cause" shall mean (i) commission of a willful act of dishonesty in the course of Participant's duties which injures the Company, CHC, or any of their respective affiliates (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty, or moral turpitude which relates to Participant's duties, (iii) Participant's continued, habitual intoxication or performance under the influence of controlled substances during working hours, and (iv) unjustifiable failure by Participant to perform his or her duties which injures the Company, CHC or their respective affiliates.

SECTION 4. CONFIDENTIALITY.

            (a) The Participant agrees not to disclose the terms and conditions of this Agreement. The Participant may, however, disclose this Agreement to the Participant's immediate family, legal counsel, tax advisor, and tax authorities as necessary, provided that they agree not to disclose the terms and conditions to anyone.

            (b) For purposes of this Section 4, "Confidential Information" shall mean all confidential and proprietary technical, business and financial information of the Company, CHC and their respective affiliates, including, but not limited to, marketing and financial information, personnel, sales and statistical data, plans for future development, computer programs, information and knowledge pertaining to products and services offered, trade secrets, proprietary information, advertising, sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company or CHC and their respective affiliates, customers, clients, suppliers and others who have business dealings with the Company or CHC and their respective affiliates, information with respect to various techniques, procedures, processes and methods and any other information acquired, used or developed by Participant while employed by the Company, CHC or any of their respective affiliates.

            (c) Participant recognizes and acknowledges that by reason of his or her employment by and service to the Company, CHC or any of their respective affiliates, he or she has had and will continue to have access to Confidential Information. Participant acknowledges that such Confidential Information is a valuable and unique asset and agrees that he or she will not, either while employed by the Company, CHC or any of their respective affiliates, or thereafter, use any Confidential Information for his or her own benefit or the benefit of others or disclose any Confidential Information to any person, firm or company not connected with the Company for any reason whatsoever except (i) as his or her duties as an employee may require, (ii) as authorized in writing by the Trustee, or if no Trustee is serving, by the Board of Directors of the Company, or (iii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Participant shall notify the Company and CHC as promptly as practicable (and, in any event, prior to making such disclosure). Participant shall use his or her best efforts to prevent any such disclosure by others.

            (d) Notwithstanding the foregoing, Participant shall be relieved of his or her responsibilities under this Section 4 with respect to any Confidential Information (i) which is in the public domain through no fault of Participant or (ii) which the Participant can demonstrate by clear and convincing evidence was legally obtained from a third party which did not learn it, directly or indirectly, from Participant or any other person bound to maintain the confidentiality thereof or the Company, CHC or any of their respective affiliates. All documents, magnetic media and other materials containing Confidential Information made or compiled by or made available to Participant during the course of his or her employment, and all copies thereof, are and shall be the property of the Company, CHC and their respective affiliates, as the case may be, and shall be delivered to the Company by Participant immediately upon the termination of his or her employment.

            (e) The obligations under this Section 4 shall remain in effect and be binding upon the Participant following termination of the Participant's employment for any reason whatsoever.

SECTION 5. AGREEMENT NOT TO SOLICIT EMPLOYEES.

            During the Participant's employment with the Company, CHC or any of their respective affiliates, and for a period of one (1) year following the termination of such employment for any reason whatsoever, provided the Company is not in breach or default hereof, the Participant shall not directly or indirectly, contact, solicit, divert, take away or hire, or attempt to contact, solicit, divert, take away or hire, any employees of the Company, CHC or their affiliates.

SECTION 6. AGREEMENT NOT TO SOLICIT COMPANY CLIENTS.

            During the Participant's employment with the Company, CHC or any of their respective affiliates, and for a period of one (1) year following the termination of such employment for any reason whatsoever, provided the Company is not in breach or default hereof, the Participant shall not directly or indirectly, contact, solicit, divert, take away or attempt to contact, solicit, divert, or take away any Client. "Client" shall mean any person, corporation, partnership, entity or legal organization to whom the Company, CHC or their affiliates sold their services or products or solicited to sell their services or products during the twelve (12) months prior to the termination of Participant's employment.

SECTION 7. AGREEMENT NOT TO COMPETE.

            (a) Participant acknowledges that he or she is an executive, director or a manager for the Company, CHC or one of their respective affiliates, and as such, has worked closely with information which represents vital trade secrets and Confidential Information of the Company, CHC and their affiliates. Participant further acknowledges that, should Participant perform work or services for a Competing Business, as defined below, (in any capacity including, but not limited to, as an employee, officer, agent, consultant or independent contractor), Participant necessarily would rely on or inevitably disclose such information. As a result, Participant agrees that, during the Participant's employment and for a period of one (1) year following the termination of such employment due to his or her voluntary termination or his or her being terminated for cause", the Participant shall not (except with the prior written consent of the Trustee, or if no Trustee is serving, of the Board of Directors of the Company), within the Restricted Territory, as defined below, either directly or indirectly, on Participant's own behalf or in the service or on behalf of others, as an employee, officer, director, agent, consultant, or independent contractor, or in any other capacity which involves duties and responsibilities similar to those the Participant has undertaken for the Company, CHC or any of their respective affiliates, engage in any Competing Business. If Participant's employment is terminated involuntarily by the Company and such termination is without "for cause", then the covenant set forth in this
Section 7(a) shall terminate upon the effective date of such employment termination.

            (b) As used in this Agreement, "Restricted Territory" means the geographic region over which the Participant has responsibility as of the date of Participant's termination. As used in this Agreement, "Competing Business" means any business organization of whatever form engaged in any business or enterprise which in whole or in part is the same as, or substantially the same as, the business of the Company, CHC or their affiliates.

SECTION 8. SEVERABILITY.

            If, at the time of enforcement of Sections 4, 5, 6, and/or 7 herein a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

SECTION 9. NOT A CONTRACT OF EMPLOYMENT.

            BY PARTICIPANT'S SIGNATURE BELOW, SUBJECT TO PARAGRAPH 12, PARTICIPANT ACKNOWLEDGES THAT EMPLOYMENT WITH THE COMPANY, CHC OR ANY OF THEIR RESPECTIVE AFFILIATES, IS AT-WILL, MEANING THE PARTICIPANT OR THE COMPANY AND

ITS AFFILIATES MAY TERMINATE THAT EMPLOYMENT RELATIONSHIP AT ANY TIME WITHOUT NOTICE, CAUSE, OR ANY SPECIFIC DISCIPLINARY PROCEDURES. NOTHING IN THIS AGREEMENT OR ANY OTHER POLICY, PRACTICE, PROCEDURE, OR BENEFIT OF THE COMPANY, CHC OR ANY OF THEIR RESPECTIVE AFFILIATES, CONSTITUTES AN EXPRESS OR IMPLIED CONTRACT, GUARANTEE, PROMISE, OR COVENANT OF EMPLOYMENT FOR A SPECIFIED TERM OR FOR TERMINATION ONLY FOR CAUSE.

SECTION 10. GOVERNING LAW/VENUE.

            This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado. Jurisdiction and venue over any dispute involving the enforcement or construction of this Agreement shall be in the United States District Court for the District of Colorado, Denver District Court, or the Bankruptcy Court.

SECTION 11. BINDING AGREEMENT.

            Participant may not assign this Agreement, and any attempted assignment shall be void and of no force or effect. This Agreement shall be effective as of the date hereof and shall be binding upon and inure to the benefit of the Participant, Participant's heirs, personal and legal representatives, or guardians. The obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor and assign of the Company. The rights of the Company, CHC and their affiliates under this Agreement shall inure to the benefit of any successors and assigns and the Trustee and his successors and assigns.

SECTION 12. ENTIRE AGREEMENT.

            This Agreement supersedes any and all prior arrangements, understandings or agreements, whether written or oral, including (i) any Management Incentive Plan for fiscal year 2003, and (ii) any other employee retention or incentive plans. However, this Agreement is not intended to supersede any other written agreements between the parties with respect to the employment of the Participant or the terms or conditions set forth therein.

SECTION 13. AMENDMENTS.

            This Agreement may not be amended or modified except by a written instrument signed by the Company and the Participant and approved by the Trustee.

SECTION 14. NOTICES.

            Any notices provided for by this Agreement shall be sufficient if in writing and shall be deemed given when hand delivered or sent by registered or certified mail to the Participant at the last residence address Participant has filed in writing with the Company or, in the case of the Company, with its Legal Department at the Denver, Colorado corporate offices, with a copy to the Trustee c/o Schnader Harrison Segal & Lewis, LLP, 1600 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103-7286.

SECTION 15. WITHHOLDING.

            All payments made by the Company to the Participant under this Agreement shall be subject to applicable federal, state and local tax withholding and 401(k) withholding.

                        [THIS SPACE INTENTIONALLY BLANK]

 IN WITNESS WHEREOF, the parties knowingly and voluntarily have executed, sealed and delivered this 2004 Key Employee Retention and Incentive Program Agreement as of the date first above written.

PARTICIPANT                           CORAM, INC.

By: /s/ RON MILLS                     By: /s/ ALLEN J. MARABITO
------------------------                  --------------------------------------
 Ron Mills                            Name: Allen J. Marabito
                                      Title:Executive Vice President

                                             APPROVED BY:

                                             ARLIN M. ADAMS, Chapter 11 Trustee

                                              By: /s/ JOSEPH J. DEVINE
                                                  ------------------------------
                                                      Joseph J. Devine,
                                                      Attorney for the Trustee